Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 11, 2017 on the financial statements of EMC Holdings, LLC in the Registration Statement on Form S-1 of First Western Financial, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Very truly yours,

/s/ Fortner, Bayens, Levkulich & Garrison, P.C.

Denver, Colorado
June 19, 2018